EXHIBIT 99

EMC INSURANCE GROUP INC.
REPORTS 2009 FIRST QUARTER RESULTS

First Quarter 2009
Net Operating Income Per Share – $0.86
Net Income Per Share – $0.44
Catastrophe and Storm Losses Per Share – $0.18
GAAP Combined Ratio – 96.0 percent
Annual Operating Income Guidance Per Share – $1.45 to $1.70

DES MOINES, Iowa (April 23, 2009) - EMC Insurance Group Inc. (Nasdaq/NGS:EMCI) today reported operating income of $11,389,000 ($0.86 per share) for the first quarter ended March 31, 2009, compared to $10,112,000 ($0.73 per share) for the first quarter of 20081.   Net income, including realized investment losses, totaled $5,804,000 ($0.44 per share) for the first quarter of 2009 compared to $8,219,000 ($0.60 per share) for the first quarter of 2008.  Net income for the first quarter of 2009 includes $8,357,000 ($0.41 per share after tax) of “other-than-temporary” investment impairment losses recorded on 24 equity securities and one fixed maturity security.  The impairment losses on the equity securities, which totaled $6,137,000, are a result of the severe and prolonged turmoil in the financial markets.  The impairment loss on the fixed maturity security, which totaled $2,220,000, is attributed to a bankruptcy filing made by Great Lakes Chemical Corporation, now known as Chemtura Corporation.  The Company previously disclosed this bankruptcy filing in a Form 8-K Current Report on March 23, 2009.  For comparison purposes, “other-than-temporary” investment impairment losses totaled $2,902,000 ($0.14 per share after tax) on 13 equity securities in the first quarter of 2008.

Premiums earned decreased 2.7 percent to $92,455,000 for the three months ended March 31, 2009 from $94,978,000 for the same period in 2008.  “Premium rates showed some signs of stabilization toward the end of 2008 and that trend continued in the first quarter of 2009,” stated Bruce G. Kelley, President and Chief Executive Officer. “Premium rates are expected to begin to firm somewhat during the second half of 2009 due to the large decline in capital experienced by the insurance industry in 2008 and ongoing uncertainty concerning future investment returns; however, the Company’s overall premium rate level is expected to decline approximately 3.5 percent in 2009 due to the lagging effect of prior rate level reductions.”

Investment income increased 2.8 percent to $12,277,000 for the first quarter of 2009 from $11,940,000 for the same period in 2008.  This increase is primarily associated with the purchase of high quality commercial and residential mortgage-back securities at significantly discounted prices and the redeployment of over $165 million of proceeds from called U.S. Government Agency securities into higher yielding corporate securities during 2008.  During the first quarter of 2009, the Company again experienced a high level of call activity on its U.S. Government Agency securities as a result of the low interest rate environment.  The proceeds from these called securities are being invested in short-term securities until attractive long-term opportunities can be identified.

“Management of the Company’s investment portfolio has become increasingly challenging during the past year due to the prolonged low interest rate environment, a bearish equity market and the accounting rules governing the recognition of “other-than-temporary” investment impairment losses,” stated Kelley. “However, we have always maintained a conservative investment philosophy, and that philosophy has served us well during the current financial crisis.”

The Company experienced $21,058,000 ($1.03 per share after tax) of favorable development on prior years’ reserves during the first quarter of 2009 compared to $15,889,000 ($0.75 per share after tax) of favorable development in the first quarter of 2008.

Catastrophe and storm losses totaled $3,712,000 ($0.18 per share after tax) in the first quarter of 2009 compared to $5,730,000 ($0.27 per share after tax) in the first quarter of 2008.  Catastrophe and storm losses accounted for 4.0 percentage points of the first quarter combined ratio, which is consistent with the Company’s expectations. On an annualized basis, catastrophe and storm losses have averaged 6.0 percentage points of the combined ratio over the past 10 years.

The Company’s GAAP combined ratio was 96.0 percent in the first quarter of 2009 compared to 96.9 percent in the first quarter of 2008.

At March 31, 2009, consolidated assets totaled $1.1 billion, including $947.9 million in the investment portfolio; stockholders’ equity increased 1.2 percent to $286.2 million; and the net book value of the Company’s stock was $21.62 per share, an increase of 1.4 percent from $21.32 per share at December 31, 2008.

Despite strong first quarter results, management is reaffirming its 2009 operating income guidance of $1.45 per share to $1.70 per share at this time in recognition of the high level of volatility experienced in catastrophe and storm losses in recent years. This estimate is based on a projected GAAP combined ratio of 105.5 percent, which reflects the previously noted lagging effect of prior rate level reductions and a catastrophe and storm loss load of 7.6 percent of earned premiums.

As of March 31, 2009, 601,119 shares of the Company’s common stock have been purchased under the Company’s $25 million stock repurchase program at a cost of approximately $15.0 million.  The timing and terms of the purchases are determined by management based on market conditions, and the transactions are conducted in accordance with the applicable rules of the SEC.  Common stock purchased under this program is being retired by the Company.  The Company’s parent organization, Employers Mutual Casualty Company, has a stock purchase program in place as well, with about $4.5 million of its $15 million authorization remaining.  This program is currently dormant and will not be reactivated until the Company’s repurchase program is completed.

The Company will hold an earnings teleconference call at 2:00 p.m. eastern daylight time on April 23, 2009 to allow securities analysts, shareholders and other interested parties the opportunity to hear management discuss the Company’s first quarter results, as well as its expectations for the remainder of 2009. Dial-in information for the call is toll-free 1-877-407-8031 (International: 1-201-689-8031). The event will be archived and available for digital replay through May 7, 2009. The replay access information is toll-free 1-877-660-6853 (International: 1-201-612-7415); passcodes required for playback: account number 286, conference ID number 320046.

Members of the news media, investors and the general public are invited to access a live webcast of the conference call via http://www.investorcalendar.com or the Company’s investor relations page at www.emcins.com/ir.  The webcast will be archived and available for replay until April 23, 2010. A transcript of the teleconference will also be available on the Company’s website shortly after the completion of the teleconference.

EMC Insurance Group Inc., the publicly-held insurance holding company of EMC Insurance Companies, owns subsidiaries with operations in property and casualty insurance and reinsurance. EMC Insurance Companies is one of the largest property and casualty entities in Iowa and among the top 60 insurance entities nationwide based on premium volume. For more information, visit our website www.emcinsurance.com.

The Private Securities Litigation Reform Act of 1995 provides issuers the opportunity to make cautionary statements regarding forward-looking statements.  Accordingly, any forward-looking statement contained in this report is based on management’s current beliefs, assumptions and expectations of the Company’s future performance, taking into account all information currently available to management.  These beliefs, assumptions and expectations can change as the result of many possible events or factors, not all of which are known to management. If a change occurs, the Company’s business, financial condition, liquidity, results of operations, plans and objectives may vary materially from those expressed in the forward-looking statements. The risks and uncertainties that may affect the actual results of the Company include, but are not limited to, the following: catastrophic events and the occurrence of significant severe weather conditions; the adequacy of loss and settlement expense reserves; state and federal legislation and regulations; changes in the property and casualty insurance industry, interest rates and the performance of financial markets and the general economy; rating agency actions and other risks and uncertainties inherent to the Company’s business, including those discussed under the heading “Risk Factors” in the Company’s annual report on Form 10-K.  Management intends to identify forward-looking statements when using the words “believe”, “expect”, “anticipate”, “estimate”, “project” or similar expressions.  Undue reliance should not be placed on these forward-looking statements.

¹The Company uses a non-GAAP financial measure called “operating income” that management believes is useful to investors because it illustrates the performance of our normal, ongoing operations, which is important in understanding and evaluating our financial condition and results of operations.  While this measure is consistent with measures utilized by investors to evaluate performance, it is not a substitute for the U.S. GAAP financial measure of net income. Therefore, the Company has provided the following reconciliation of this non-GAAP financial measure to the U.S. GAAP financial measure of net income. Management also uses non-GAAP financial measures for goal setting, determining employee and senior management awards and compensation, and evaluating performance.

Reconciliation of operating income to net income:

	Three Months Ended
	March 31,
	2009	2008

Operating income	$11,388,864	$10,111,771
Net realized investment losses	(5,585,001)	(1,892,785)
Net income	$5,803,863	$8,218,986

CONSOLIDATED STATEMENTS OF INCOME - UNAUDITED

Quarter Ended March 31, 2009	Property and Casualty Insurance	Reinsurance	Parent Company	Consolidated
Revenues:
Premiums earned	$76,081,602	$16,372,946	$-	$92,454,548
Investment income, net	9,219,519	3,045,049	12,667	12,277,235
Other income	152,986	-	-	152,986
	85,454,107	19,417,995	12,667	104,884,769
Losses and expenses:
Losses and settlement expenses	40,845,167	12,931,447	-	53,776,614
Dividends to policyholders	3,829,606	-	-	3,829,606
Amortization of deferred policy acquisition costs	18,878,083	3,132,623	-	22,010,706
Other underwriting expenses	8,772,174	358,109	-	9,130,283
Interest expense	225,000	-	-	225,000
Other expenses	231,134	(151,129)	313,227	393,232
	72,781,164	16,271,050	313,227	89,365,441
Operating income (loss) before income taxes	12,672,943	3,146,945	(300,560)	15,519,328
Realized investment losses	(5,790,171)	(2,802,139)	-	(8,592,310)
Income (loss) before income taxes	6,882,772	344,806	(300,560)	6,927,018
Income tax expense (benefit):
Current	4,062,677	623,501	(105,196)	4,580,982
Deferred	(2,573,264)	(884,563)	-	(3,457,827)
	1,489,413	(261,062)	(105,196)	1,123,155
Net income (loss)	$5,393,359	$605,868	$(195,364)	$5,803,863
Average shares outstanding				13,249,735
Per Share Data:
Net income (loss) per share - basic and diluted	$0.41	$0.04	$(0.01)	$0.44
Decrease in provision for insured events of prior years (after tax)	$0.82	$0.21	$-	$1.03
Catastrophe and storm losses (after tax)	$(0.11)	$(0.07)	$-	$(0.18)
Dividends per share				$0.18
Book value per share				$21.62
Effective tax rate				16.2%
Annualized net income as a percent of beg. SH equity				8.2%
Other Information of Interest:
Net written premiums	$72,029,230	$16,929,500	$-	$88,958,730
Decrease in provision for insured events of prior years	$(16,839,280)	$(4,218,874)	$-	$(21,058,154)
Catastrophe and storm losses	$2,244,310	$1,467,699	$-	$3,712,009
GAAP Combined Ratio:
Loss ratio	53.7%	79.0%	-	58.2%
Expense ratio	41.4%	21.3%	-	37.8%
	95.1%	100.3%	-	96.0%

Quarter Ended March 31, 2008	Property and Casualty Insurance	Reinsurance	Parent Company	Consolidated
Revenues:
Premiums earned	$79,090,410	$15,887,375	$-	$94,977,785
Investment income, net	8,989,816	2,912,666	37,751	11,940,233
Other income	147,327	-	-	147,327
	88,227,553	18,800,041	37,751	107,065,345
Losses and expenses:
Losses and settlement expenses	47,634,842	12,371,866	-	60,006,708
Dividends to policyholders	424,168	-	-	424,168
Amortization of deferred policy acquisition costs	18,909,940	3,601,157	-	22,511,097
Other underwriting expenses	8,320,010	799,455	-	9,119,465
Interest expense	214,375	-	-	214,375
Other expenses	144,506	371,973	301,518	817,997
	75,647,841	17,144,451	301,518	93,093,810
Operating income (loss) before income taxes	12,579,712	1,655,590	(263,767)	13,971,535
Realized investment losses	(2,058,927)	(853,050)	-	(2,911,977)
Income (loss) before income taxes	10,520,785	802,540	(263,767)	11,059,558
Income tax expense (benefit):
Current	2,382,079	418,004	(92,318)	2,707,765
Deferred	627,893	(495,086)	-	132,807
	3,009,972	(77,082)	(92,318)	2,840,572
Net income (loss)	$7,510,813	$879,622	$(171,449)	$8,218,986
Average shares outstanding				13,778,491
Per Share Data:
Net income (loss) per share - basic and diluted	$0.55	$0.06	$(0.01)	$0.60
Decrease in provision for insured events of prior years (after tax)	$0.65	$0.10	$-	$0.75
Catastrophe and storm losses (after tax)..	$(0.27)	$-	$-	$(0.27)
Dividends per share				$0.18
Book value per share				$26.07
Effective tax rate				25.7%
Annualized net income as a percent of beg. SH equity				9.1%
Other Information of Interest:
Net written premiums	$74,379,183	$16,712,637	$-	$91,091,820
Decrease in provision for insured events of prior years	$(13,725,673)	$(2,162,831)	$-	$(15,888,504)
Catastrophe and storm losses	$5,648,494	$81,754	$-	$5,730,248
GAAP Combined Ratio:
Loss ratio	60.2%	77.9%	-	63.2%
Expense ratio	35.0%	27.7%	-	33.7%
	95.2%	105.6%	-	96.9%

CONSOLIDATED BALANCE SHEETS - UNAUDITED

	March 31,	December 31,
	2009	2008
ASSETS
Investments:
Fixed maturities:
Securities held-to-maturity, at amortized cost (fair value $539,087 and $572,852)	$496,890	$534,759
Securities available-for-sale, at fair value (amortized cost $763,449,522 and $821,306,951)	757,291,051	812,868,835
Fixed maturity securities on loan:
Securities available-for-sale, at fair value (amortized cost $27,981,564 and $8,923,745)	27,786,542	8,950,052
Equity securities available-for-sale, at fair value (cost $69,245,599 and $75,025,666)	80,828,070	88,372,207
Other long-term investments, at cost	62,260	66,974
Short-term investments, at cost	81,396,644	54,373,082
Total investments	947,861,457	965,165,909

Balances resulting from related party transactions with
Employers Mutual:
Reinsurance receivables	36,670,496	36,355,047
Prepaid reinsurance premiums	4,532,325	4,157,055
Deferred policy acquisition costs	34,143,377	34,629,429
Other assets	3,992,968	2,534,076

Cash	244,008	182,538
Accrued investment income	10,900,972	12,108,129
Accounts receivable	54,857	23,041
Income taxes recoverable	3,878,567	11,859,539
Deferred income taxes	34,044,564	30,819,592
Goodwill	941,586	941,586
Securities lending collateral	28,318,700	9,322,863
Total assets	$1,105,583,877	$1,108,098,804

	March 31,	December 31,
	2009	2008
LIABILITIES
Balances resulting from related party transactions with Employers Mutual:
Losses and settlement expenses	$564,021,001	$573,031,853
Unearned premiums	151,344,415	154,446,205
Other policyholders' funds	8,790,992	6,418,870
Surplus notes payable	25,000,000	25,000,000
Indebtedness to related party	10,303,458	20,667,196
Employee retirement plans	20,424,802	19,331,007
Other liabilities	11,198,347	16,964,452

Securities lending obligation	28,318,700	9,322,863
Total liabilities	819,401,715	825,182,446

STOCKHOLDERS' EQUITY
Common stock, $1 par value, authorized 20,000,000shares; issued and outstanding, 13,234,967shares in 2009 and 13,267,668 shares in 2008	13,234,967	13,267,668
Additional paid-in capital	95,083,837	95,639,349
Accumulated other comprehensive loss	(9,497,664)	(9,930,112)
Retained earnings	187,361,022	183,939,453
Total stockholders' equity	286,182,162	282,916,358
Total liabilities and stockholders' equity	$1,105,583,877	$1,108,098,804

The Company had total cash and invested assets with a carrying value of $948.1 million and $965.3 million as of March 31, 2009 and December 31, 2008, respectively.  The following table summarizes the Company’s cash and invested assets as of the dates indicated:

	March 31, 2009
($ in thousands)	Amortized Cost	Fair Value	Percent of Total Fair Value	Carrying Value
Fixed maturity securities held-to-maturity	$497	$539	0.1%	$497
Fixed maturity securities available-for-sale	791,431	785,078	82.8%	785,078
Equity securities available-for-sale	69,246	80,828	8.5%	80,828
Cash	244	244	-	244
Short-term investments	81,397	81,397	8.6%	81,397
Other long-term investments	62	62	-	62
	$942,877	$948,148	100.0%	$948,106

	December 31, 2008
($ in thousands)	Amortized Cost	Fair Value	Percent of Total Fair Value	Carrying Value
Fixed maturity securities held-to-maturity	$535	$573	0.1%	$535
Fixed maturity securities available-for-sale	830,231	821,819	85.1%	821,819
Equity securities available-for-sale	75,026	88,372	9.2%	88,372
Cash	182	182	-	182
Short-term investments	54,373	54,373	5.6%	54,373
Other long-term investments	67	67	-	67
	$960,414	$965,386	100.0%	$965,348

The amortized cost and estimated fair value of securities held-to-maturity and available-for-sale as of March 31, 2009 are as follows:

	Held-to-Maturity
($ in thousands)	Amortized Cost	Gross Unrealized Gains	Gross Unrealized Losses	Estimated Fair Value
Mortgage-backed securities	$497	$42	$-	$539
Total securities held-to-maturity	$497	$42	$-	$539

	Available-for-Sale
($ in thousands)	Amortized Cost	Gross Unrealized Gains	Gross Unrealized Losses	Estimated Fair Value
U.S. treasury securities	$4,733	$393	$-	$5,126
U.S. government-sponsored agencies	248,534	2,837	12	251,359
Obligations of states and political subdivisions	299,482	9,332	4,657	304,157
Mortgage-backed securities	70,178	2,201	5,968	66,411
Corporate securities	161,943	2,663	13,105	151,501
Debt securities issued by foreign governments	6,561	4	41	6,524
Total fixed maturity securities	791,431	17,430	23,783	785,078

Common stocks	59,746	19,233	2,791	76,188
Non-redeemable preferred stocks	9,500	-	4,860	4,640
Total equity securities	69,246	19,233	7,651	80,828
Total securities available-for-sale	$860,677	$36,663	$31,434	$865,906

NET WRITTEN PREMIUMS

	Three Months Ended
	March 31, 2009
		Percent of
		Increase/
	Percent of	(Decrease) in
	Net Written	Net Written
	Premiums	Premiums
Property and Casualty Insurance
Commercial Lines:
Automobile	17.6%	(7.5	) %
Liability	17.5%	(7.8	) %
Property	16.2%	1.6%
Workers' Compensation	16.6%	0.7%
Other	2.0%	0.1%
Total Commercial Lines	69.9%	(3.5	) %

Personal Lines:
Automobile	6.6%	2.0%
Property	4.3%	(5.1	) %
Liability	0.2%	(7.7	) %
Total Personal Lines	11.1%	(1.0	) %
Total Property and Casualty Insurance	81.0%	(3.2	) %

Reinsurance	19.0%	1.3%
Total	100.0%	(2.3	) %